Exhibit 10.30

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement") is executed effective as of December 27, 2012, by IREIT NEWINGTON FAIR, L.L.C., a Delaware Limited liability company ("Indemnitor"), for the benefit of BANK OF THE OZARKS ("Lender").

RECITALS

The following matters are true and correct, are a part of this Agreement, and form the basis for this Agreement:

A.                Lender is making a loan ("Loan") to Indemnitor under and pursuant to the terms and provisions of that certain Loan Agreement between Lender, as lender, and Indemnitor, as borrower (the "Loan Agreement") of even date herewith which Loan is further evidenced by that certain Promissory Note (the "Note") executed by Indemnitor and payable to the order of Lender in the original principal amount of FIFTEEN MILLION ONE HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($15,130,000.00), secured, inter alia, by that certain Open-End Mortgage Deed, Assignment of Rents, Security Agreement and Fixture Filing (the "Mortgage") covering certain real property ("Land") as more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with the Improvements located thereon and certain Personalty described in the Mortgage (the Land, together with said Improvements, Personalty and other property described in the Mortgage being referred to herein as the "Mortgaged Property") (the Note, the Mortgage, the Loan Agreement, this Agreement and all other documents or instruments evidencing, securing or pertaining to the Loan shall be collectively referred to as the "Loan Documents"); and

B.                 As a material inducement in order for Lender to make the Loan to Indemnitor, Indemnitor has agreed to execute and deliver this Agreement to and for the benefit of Lender.

NOW, THEREFORE, for and in consideration of the making of the Loan by Lender to Indemnitor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Indemnitor hereby agrees as follows:

1

AGREEMENT

ARTICLE I

DEFINITIONS

Section 1.1            Definitions. As used in this Agreement, the following terms shall have the following meanings:

Assignment: The Assignment of Rents dated as of the date hereof, executed by Indemnitor for the benefit of Lender. The Loan and the obligations of Indemnitor or others created by the Loan Documents are secured by, among other things, the Assignment.

Customary Complying Substances: Hazardous Substances which are (i) customarily used in connection with the occupancy, use, operation or maintenance of the Mortgaged Property, (ii) in reasonably minimal amounts, taking into account the intended and proper use thereof, and properly containerized and labeled, and (iii) stored, transported, disposed of and used in a manner that do not violate Environmental Laws.

Environmental Laws: Any federal, state or local law, statute, ordinance, order, decree, code, directive or regulation, whether now or hereafter in effect, pertaining to health, industrial hygiene or the environmental conditions on, under or about the Mortgaged Property, including, but not limited to, the following, as now or hereafter amended: Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), 42 U.S.C. § 9601 et seq.; Resource, Conservation and Recovery Act ("RCRA"), 42 U.S.C. § 6901 et seq. as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Pub. L. 99-499, 100 Stat. 1613; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. § 2601 et seq.; Emergency Planning and Community Right to Know Act of 1986 ("EPCRA"), 42 U.S.C. § 11001 et seq.; Clean Water Act ("CWA"), 33 U.S.C. § 1251 et seq.; Clean Air Act ("CAA"), 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. § 1251 et seq.; Connecticut General Statutes Section 22(a) (“CT Transfer Act”); any corresponding state laws or ordinances; and regulations, rules, guidelines or standards promulgated pursuant to such laws, statutes and regulations, as such statutes, regulations, rules, guidelines and standards are amended from time to time.

Environmental Reports: Those certain Phase I Environmental Site Assessments and other environmental reports, whether one or more, with respect to the Mortgaged Property described on Exhibit B attached hereto and made a part hereof for all purposes.

Event of Default: Shall have the meaning provided in Article IV hereof.

Governmental Authority: Any and all applicable courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) or quasi-governmental unit, whether now or hereafter in existence, with jurisdiction over all or any portion of the Mortgaged Property or the activities thereon or Indemnitor.

2

Hazardous Substances: Any substance, product, waste or other material which is or becomes listed, regulated or addressed as being a toxic, hazardous, polluting or similarly harmful substance under any Environmental Law, including (but not limited to): (i) any substance included within the definition of "hazardous waste" pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of "hazardous substance" pursuant to Section 101 of CERCLA; (iii) any substance included within the definition of "regulated substance", "hazardous substance", "waste" or "pollutant" (or other similar terms, without limitation) pursuant to any applicable state law or ordinance wherein the Mortgaged Property is located; (iv) asbestos or asbestos containing materials in any form that are or could become friable; (v) polychlorinated biphenyls; (vi) petroleum products; (vii) underground storage tanks, whether empty, filled or partially filled with any substance; (viii) any radioactive materials, urea formaldehyde foam insulation or radon; and (ix) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by any Governmental Authority on the basis that such chemical, material or substance is toxic, hazardous or harmful to human health or the environment.

Hazardous Substances Contamination: The contamination (whether presently existing or hereafter occurring) of the improvements, facilities, soil, groundwater, surface water, air or other elements on or of the Mortgaged Property by Hazardous Substances, or the contamination of the buildings, facilities, soil, groundwater, surface water, air or other elements on or of any other property as a result of Hazardous Substances at any time, including the migration of vapors from contaminated soil or ground water into improvements (whether before or after the date of the Mortgage); provided, however, the use, storage or existence of any of the Customary Complying Substances in a manner which does not violate any Environmental Laws shall not constitute a Hazardous Substances Contamination.

Indemnitor's Knowledge: Shall mean the actual knowledge of the primary officers or principals of Indemnitor and Guarantor (as defined in the Loan Agreement) after inquiry is made by such individuals with the management personnel or other employees primarily responsible for the day to day operation of the Mortgaged Property.

Loan Documents: The Note, the Mortgage, the Loan Agreement, this Agreement, the Assignment and any and all other agreements, documents and instruments now or hereafter executed by Indemnitor or any other Person in connection with the Loan or the performance and discharge of the obligations related hereto or thereto, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, extensions and supplements hereof or thereof.

Person: Any corporation, limited liability company, limited liability partnership, general partnership, limited partnership, firm, association, joint venture, trust or any other association or legal entity, including any public or governmental body, quasi-governmental body, agency or instrumentality, as well as any natural person.

Remedial Work. Such corrective work and procedures as may be reasonably necessary or desirable in light of any Hazardous Substances Contamination or a violation by Indemnitor or the Mortgaged Property of any Environmental Laws, all of which Remedial Work shall be undertaken in a manner consistent with the requirements of all Environmental Laws.

Section 1.2            All terms not defined in this Agreement shall have the same meanings as given them in the Loan Agreement.

Section 1.3            Additional Definitions. As used herein, the following terms shall have the following meanings: (i) "hereof," "hereby," "hereto," "hereunder," "herewith" and similar terms mean of, by, to, under and with respect to this Agreement or to the other documents or matters being referenced; (ii) "heretofore" means before, "hereafter" means after, and "herewith" means concurrently with the date of this Agreement; (iii) all pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require; (iv) "including" means including, without limitation; and (v) all terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Indemnitor unconditionally represents and warrants to Lender as follows:

Section 2.1            No Hazardous Substances. Except as disclosed in the Environmental Reports, the Mortgaged Property does not contain any Hazardous Substances other than Customary Complying Substances, and the Mortgaged Property is not affected by any Hazardous Substances Contamination.

Section 2.2            No Violation of Law. Except as disclosed in the Environmental Reports, the Mortgaged Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any Environmental Laws.

Section 2.3            Permits and Licenses. To Indemnitor's Knowledge, all notices, permits, licenses and similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation or use of the Mortgaged Property, including the past or present generation, treatment, storage, disposal or release of any Hazardous Substances into the environment, have been duly obtained or filed.

3

Section 2.4            No Hazardous Substances. Except as disclosed in the Environmental Reports, neither Indemnitor nor, to Indemnitor's Knowledge, any other Person, including any predecessor owner, tenant, licensee, occupant, user or operator of all or any portion of the Mortgaged Property, has ever undertaken, caused, permitted, authorized or suffered the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial or disposal on, under, from or about the Mortgaged Property of any Hazardous Substances (other than Customary Complying Substances) or the transportation to or from the Mortgaged Property of any Hazardous Substances (other than Customary Complying Substances).

Section 2.5            Adjoining Property. Except as may be disclosed in the Environmental Reports, no property adjoining the Mortgaged Property is or has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Substances in violation of any Environmental Laws, nor, to Indemnitor's Knowledge, is any other property adjoining the Mortgaged Property affected by Hazardous Substances Contamination.

Section 2.6            No Right to Lien. Neither Indemnitor nor, to Indemnitor's Knowledge, any other Person, including any predecessor owner, tenant, licensee, occupant, user or operator of all or any portion of the Mortgaged Property, has ever undertaken, caused, permitted, authorized or suffered the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial or disposal of any Hazardous Substances on, under, from or about any other real property, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Indemnitor in any jurisdiction now or hereafter having in effect a so-called "superlien" law or ordinance or any part thereof, the effect of which law or ordinance would be to create a lien on the Mortgaged Property to secure any obligation in connection with the "superlien" law of such other jurisdiction.

Section 2.7            No Investigations. To Indemnitor's Knowledge, no inquiry, investigation, administrative order, consent order and agreement, litigation or settlement is proposed, threatened, anticipated or in existence with respect to any allegations that there has been, there is currently or there is a threat of a presence, release, threat of release or placement of any Hazardous Substances on, under, from or about the Mortgaged Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal of any Hazardous Substances on, under, from or about the Mortgaged Property, or the transportation of any Hazardous Substances to or from the Mortgaged Property. To Indemnitor's Knowledge no Governmental Authority or private third party has determined, or threatens to determine, or is investigating any allegations that there has been, there is currently or there is a threat of a presence, release, threat of release or placement of any Hazardous Substances on, under, from or about the Mortgaged Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal of any Hazardous Substances on, under, from or about the Mortgaged Property, or the transportation of any Hazardous Substances to or from the Mortgaged Property.

4

Section 2.8            No Release, Etc. Indemnitor has taken all steps reasonably necessary to determine that no Hazardous Substances have been generated, treated, placed, held, located or otherwise released on, under, from or about the Mortgaged Property other than Customary Complying Substances used in a manner consistent with Environmental Laws.

Section 2.9            No New Activity. To Indemnitor's knowledge, no activities or operations have occurred on or about the Mortgaged Property since the effective date of the applicable Environmental Report which, by virtue of the nature of such activity or operation, would impose a material possibility or concern that (i) a Hazardous Substances Contamination could have occurred on or about the Mortgaged Property since the date of the applicable Environmental Report, or (ii) a violation of Environmental Law could have occurred since the date of the Environmental Report. To Indemnitor's knowledge, the information and factual circumstances described in the Environmental Report remains true, correct and complete in all material respects as of the date hereof.

Section 2.10        CT Transfer Act. No part of the Mortgaged Property is or has been an "establishment" under §22a-134 et seq. of the CT Transfer Act.

ARTICLE III

COVENANTS

Indemnitor unconditionally covenants and agrees with Lender as follows:

Section 3.1            No Hazardous Substances. Indemnitor will not use, generate, manufacture, produce, store, release, discharge, treat or dispose of on, under, from or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substances (other than Customary Complying Substances) or knowingly allow any other Person to do so (other than Customary Complying Substances). Prior to any construction, renovation or any other activities at the Mortgaged Property which might, in Lender's determination, disturb any suspect asbestos containing material, Indemnitor shall conduct an asbestos survey in form and substance satisfactory to Lender or, if applicable, as specified in any Environmental Laws. If asbestos containing material is discovered as a result of such survey, Indemnitor shall comply with all federal, state laws, local ordinances and all regulations concerning the removal and disposal of such materials, including all worker protection practices and standards.

Section 3.2            Compliance with Environmental Laws. Indemnitor will keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any Environmental Law. Indemnitor will comply and will cause compliance with all requirements of Environmental Law, including, without limitation any actions to be taken under, or any filing, reporting, recommendations, remediation and other requirements under the CT Transfer Act (and, with respect to the CT Transfer Act, including, without limitation, in connection with any foreclosure of Lender’s interest in the Mortgaged Property and/or any transfer thereof in lieu of or in connection with a foreclosure).

5

Section 3.3            Notice of Proceedings or Events. Indemnitor will give prompt written notices to Lender of: (i) any proceeding or inquiry by any governmental or nongovernmental entity or Person with respect to the presence of any Hazardous Substances on, under, from or about the Mortgaged Property, the migration thereof from or to other property or the disposal, storage or treatment of any Hazardous Substances generated or used on, under or about the Mortgaged Property; (ii) all claims made or threatened by any third party against Indemnitor or the Mortgaged Property or any other owner or operator, including a tenant, of the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substances; (iii) Indemnitor's discovery of any Hazardous Substances Contamination on the Mortgaged Property or any current or historical circumstances relative to the Mortgaged Property of an environmental nature which could subject Indemnitor or the Mortgaged Property to liability for damages or remediation pursuant to any Environmental Laws; (iv) Indemnitor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any investigation or remediation pursuant to any Environmental Laws; and (v) any and actions taken or to be taken pursuant to, and all filings, reporting, recommendations, remediation and other requirements under, and compliance with, the CT Transfer Act applicable or relating to the Mortgaged Property, Indemnitor, or any prior owner of the Mortgaged Property.

Section 3.4            Lender's Rights. Indemnitor will permit Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Laws or Hazardous Substances, and Indemnitor shall pay all reasonable attorneys' fees incurred by Lender in connection therewith.

Section 3.5            Remedial Work. If any Remedial Work reasonably necessary or desirable, Indemnitor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Lender for performance thereof (or such shorter period of time as may be required under any Environmental Laws). Indemnitor's written proposal for any Remedial Work shall be provided to Lender in advance for Lender's review and approval which proposal shall include (i) the identity and biographical information with respect to any proposed contractor or engineer to be used with respect to such Remedial Work, (ii) a description of the measures to be undertaken as a part of such Remedial Work to insure that value is maintained with respect to the Mortgaged Property and that minimal disruption occurs as a result thereof to existing tenants at the Mortgaged Property and to the ongoing revenue from the Mortgaged Property, and (iii) such other information as Lender may request. Lender shall be provided a copy of all Environmental Reports prepared after discovery of the reasonable necessity to perform Remedial Work immediately upon receipt thereof by Indemnitor, and shall be copied on all correspondence with any Governmental Authority regarding the Hazardous Substances Contamination and/or the Remedial Work. Indemnitor shall provide Lender with periodic written status reports with respect to any Remedial Work in form, detail and at a frequency reasonably acceptable to Lender. All costs and expenses of such Remedial Work shall be paid by Indemnitor, including Lender's reasonable attorneys' fees and costs incurred in

6

connection with monitoring or review of such Remedial Work. In the event Indemnitor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, and all reasonable costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness (as defined in the Mortgage).

Section 3.6            Monitoring System. In the event that Lender acquires knowledge or receives notice that any Hazardous Substance (other than Customary Complying Substances) or Hazardous Substances Contamination exists in, on or under the Mortgaged Property, or of any recommendations or requirements under the CT Transfer Act, upon Lender's written request thereof, Indemnitor will establish and maintain, at Indemnitor's sole expense, a system to assure and monitor continued compliance with Environmental Laws and the exclusion of Hazardous Substances from the Mortgaged Property, by any and all owners or operators, including tenants, of the Mortgaged Property, which system shall include annual reviews of such compliance by employees or agents of Indemnitor who are familiar with the requirements of the Environmental Laws and, at the request of Lender no more than once each year, an Environmental Report which shall allow reliance thereon by Lender; provided, however, that if any Environmental Report indicates any violation of any Environmental Laws or a need for further investigative or Remedial Work, (i) such system shall include at the request of Lender for detailed reviews of the status of such violation and/or the conducting of such further investigations ("Supplemental Reports") by the environmental consulting firm approved by Lender, and (ii) Lender may require the preparation of all Environmental Reports as may be determined by Lender to be reasonably necessary. Indemnitor shall furnish an Environmental Report or such Supplemental Reports to Lender within sixty (60) days after Lender so requests, together with such additional information as Lender may reasonably request..

ARTICLE IV

EVENTS OF DEFAULT

The term "Event of Default", as used herein, shall mean the occurrence at any time and from time to time, of any one or more of the following:

Section 4.1            Existence of Contamination. If either Indemnitor or Lender receives notice that Hazardous Substances (other than Customary Complying Substances) or Hazardous Substances Contamination exists in, on or under any of the Mortgaged Property, and Indemnitor fails, within thirty (30) days after acquisition of such knowledge or of such notice, (i) to notify Lender thereof in accordance with Section 3.3 and 9.3 of this Agreement; and (ii) to commence and thereafter diligently prosecute to completion any necessary remedial actions in compliance with Environmental Laws.

Section 4.2            Breach of Representation. If any representation or warranty contained herein shall be false or misleading, or erroneous in any material respect.

Section 4.3            Cross-Default with Loan Agreement. The occurrence of any "Event of Default" as specified in the Loan Agreement.

7

ARTICLE V

REMEDIES

If an Event of Default shall occur and be continuing, Lender may, at Lender's sole election, exercise any or all of the following:

Section 5.1            Acceleration. Declare all unpaid amounts under the Note and any other unpaid portion of the Indebtedness immediately due and payable, without further notice, presentment, protest, demand or action of any nature whatsoever (each of which is hereby expressly waived by Indemnitor), whereupon the same shall become immediately due and payable.

Section 5.2            Remedies Under Loan Documents. Exercise any and all other rights, remedies and recourses granted under the Loan Documents or as may be now or hereafter existing in equity or at law, by virtue of statute or otherwise, including actions for damages and specific performance.

ARTICLE VI

SITE ASSESSMENTS

If Lender shall ever have a reasonable basis to believe that there are Hazardous Substances (other than Customary Complying Substances) or Hazardous Substances Contamination affecting any of the Mortgaged Property, Lender (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract for the services of Persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Mortgaged Property for the purpose of determining whether there exists on the Mortgaged Property any environmental condition which could result in any liability, cost or expense to the owner, occupier or operator of such Mortgaged Property arising under any Environmental Law. The Site Assessments may be performed at any time or times, upon reasonable notice and under reasonable conditions established by Indemnitor which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Mortgaged Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of any Hazardous Substances on the Mortgaged Property, and such other tests on the Mortgaged Property as may be reasonably necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Indemnitor will supply to the Site Reviewers such historical and operational information regarding the Mortgaged Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Lender shall make the results of such Site Assessments fully available to Indemnitor, which (prior to an Event of Default) may at its

8

election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The reasonable cost of performing such Site Assessments shall be paid by Indemnitor upon demand of Lender and any such obligations shall be Indebtedness secured by the Loan Documents and shall be payable by Indemnitor upon demand.

ARTICLE VII

INDEMNIFICATION

Section 7.1            Agreement to Indemnify. REGARDLESS OF WHETHER ANY SITE ASSESSMENTS ARE CONDUCTED HEREUNDER, INDEMNITOR SHALL, JOINTLY AND SEVERALLY, PROTECT, INDEMNIFY AND HOLD HARMLESS LENDER AND ANY TRUSTEE ACTING ON LENDER'S BEHALF AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSS, DAMAGE, COSTS, EXPENSE, ACTION, CAUSES OF ACTION OR LIABILITY (INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS) DIRECTLY OR INDIRECTLY ARISING FROM OR ATTRIBUTABLE TO THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM THE MORTGAGED PROPERTY, WHETHER EXISTING OR NOT EXISTING AND WHETHER KNOWN OR UNKNOWN AT THE TIME OF THE EXECUTION HEREOF AND REGARDLESS OF WHETHER OR NOT CAUSED BY, OR WITHIN THE CONTROL OF INDEMNITOR, INCLUDING ANY ARISING UNDER THE CT TRANSFER ACT (WHETHER PRIOR TO, IN CONNECTION WITH OR FOLLOWING ANY FORECLOSURE OR TRANSFER IN CONNECTION WITH OR IN LIEU OF A FORECLOSURE), AND INCLUDING (I) DAMAGES FOR PERSONAL INJURY, OR INJURY TO THE MORTGAGED PROPERTY, NEIGHBORING PROPERTIES OR NATURAL RESOURCES OCCURRING UPON OR OFF THE MORTGAGED PROPERTY, FORESEEABLE OR UNFORESEEABLE, INCLUDING THE COST OF DEMOLITION AND REBUILDING OF ANY IMPROVEMENTS ON THE MORTGAGED PROPERTY, INTEREST AND PENALTIES; (II) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION OR MONITORING, ANY REMEDIAL WORK, REPAIR, CLEANUP OR DETOXIFICATION OF THE MORTGAGED PROPERTY AND ANY NEIGHBORING PROPERTIES, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER REQUIRED PLANS INCLUDING FEES INCURRED FOR ATTORNEYS, CONSULTANTS, CONTRACTORS, EXPERTS AND LABORATORIES; AND (III) LIABILITY TO ANY THIRD PERSON OR ANY GOVERNMENTAL AUTHORITY TO INDEMNIFY SUCH PERSON OR GOVERNMENTAL AUTHORITY FOR COST EXPENDED IN CONNECTION WITH THE ITEMS REFERENCED IN SUBPARAGRAPH (II) IMMEDIATELY ABOVE. THIS COVENANT AND THE INDEMNITY CONTAINED HEREIN SHALL (1) SURVIVE THE RELEASE OF THE LIEN OF THE MORTGAGE, OR THE

9

EXTINGUISHMENT OF THE LIEN OF THE MORTGAGE BY FORECLOSURE OR ACTION IN LIEU THEREOF AND/OR THE TRANSFER OF THE MORTGAGED PROPERTY TO LENDER OR A THIRD PARTY IN CONNECTION WITH OR FOLLOWING A FORECLOSURE AND/OR ANY TRANSFER IN LIEU THEREOF, AND SHALL CONTINUE IN EFFECT SO LONG AS A VALID CLAIM MAY BE LAWFULLY ASSERTED AGAINST LENDER, AND (2) EXCLUDE ANY DAMAGES ATTRIBUTABLE TO HAZARDOUS SUBSTANCES FIRST INTRODUCED ONTO THE MORTGAGED PROPERTY AFTER A FORECLOSURE THEREOF BY LENDER PURSUANT TO THE LOAN DOCUMENTS OR OTHERWISE DUE TO LENDER'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 7.2            Indemnification Procedures. If any action shall be brought against Lender based upon any of the matters for which Lender is indemnified hereunder, Lender shall notify Indemnitor in writing and Indemnitor shall promptly assume the defense thereof, including, without limitation, the employment of counsel acceptable to Lender and the negotiation of any settlement; provided, however, that any failure of Lender to notify Indemnitor of such matter shall not impair or reduce the obligations of Indemnitor thereunder. Lender shall have the right, at the expense of Indemnitor to employ separate counsel in any such action and to participate in the defense thereof. In the event Indemnitor shall fail to discharge or undertake to defend Lender against any claim, loss or liability for which Lender is indemnified hereunder, Lender may, at its sole option and election, defend or settle such claim, loss or liability. The liability of Indemnitor to Lender hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, without limitation reasonable attorneys' fees and reimbursements, incurred by Lender in effecting such settlement. Indemnitor shall not, without the prior written consent of Lender: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Lender of a full and complete written release of Lender (in form, scope and substance satisfactory to Lender in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect Lender or obligate Lender to pay any sum or perform any obligation as determined by Lender in its sole discretion. All costs indemnified hereunder shall be immediately reimbursable to Lender when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceedings, and Indemnitor shall pay to Lender any and all costs within ten (10) days after written notice from Lender itemizing the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitor to periodically pay such amounts owing hereunder, such amounts, if not paid within said ten (10) day period, shall bear interest at the Default Interest Rate (as specified in the Loan Documents).

10

ARTICLE VIII

LENDER'S RIGHT TO REMOVE HAZARDOUS MATERIALS

Lender shall have the right but not the obligation, without in any way limiting Lender's other rights and remedies under the Loan Documents, to enter onto the Mortgaged Property, perform Remedial Work or to take such other actions as it deems reasonably necessary or advisable to clean up, remove, resolve or minimize the impact of or otherwise deal with, any Hazardous Substances or Hazardous Substances Contamination on the Mortgaged Property following receipt of any notice from any Person asserting the existence of any Hazardous Substances or Hazardous Substances Contamination pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, notice, suit, imposition of a lien on the Mortgaged Property or other action and/or which, in Lender's reasonable opinion, could jeopardize Lender's security under the Loan Documents; provided, however, Lender shall have no right to proceed with any of the rights granted to it in this paragraph until Lender has provided Indemnitor with written notice of Lender's intent to take any of the actions described in this paragraph and Indemnitor fails to commence, within thirty (30) days following Indemnitor's receipt of such notice, all Remedial Work or other action necessary to clean-up, remove or resolve any of the foregoing and diligently proceeds thereafter to complete the same. All reasonable costs and expenses paid or incurred by Lender in the exercise of any such rights shall be included in the Indebtedness secured by the Loan Documents and shall be payable by Indemnitor upon demand.

ARTICLE IX

MISCELLANEOUS

Section 9.1            No Exculpation. This Agreement shall not be subject to any exculpation, non-recourse or other limitation of liability provisions in the Loan Documents, and Indemnitor acknowledges that Indemnitor's obligations under this Agreement are joint, several and unconditional, and are not limited by any such exculpation, non-recourse or similar limitation of liability provisions, if any, in the Loan Documents.

Section 9.2            Reimbursable Costs. Those costs, damages, liabilities, losses, claims, expenses (including reasonable attorneys' fees and disbursements) for which Lender is indemnified hereunder shall be reimbursable to Lender after being paid by Lender, and Indemnitor shall pay such costs, expenses, damages, liabilities, losses, claims, expenses (including reasonable attorneys' fees and disbursements) to Lender within ten (10) days after notice from Lender itemizing the amounts paid to the date of such notice. In addition to any remedy available for failure to periodically pay such amounts, such amounts shall thereafter bear interest at the Default Interest Rate specified in the Loan Documents. Payment by Lender shall not be a condition precedent to the obligations of Indemnitor under this Agreement.

Section 9.3            Notices. Any notice, communication, request or other documents or demand permitted or required hereunder shall be in writing and given in accordance with the provisions of the Loan Agreement.

11

Section 9.4            Governing Law. THIS AGREEMENT IS EXECUTED AND DELIVERED AS AN INCIDENT TO A LENDING TRANSACTION NEGOTIATED AND CONSUMMATED IN DALLAS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN TEXAS; PROVIDED, HOWEVER, THAT EITHER FEDERAL LAW OR, TO THE EXTENT FEDERAL LAW DOES NOT APPLY, THE LAW OF THE SITUS OF THE MORTGAGED PROPERTY SHALL BE APPLIED TO DETERMINE THE COMPLIANCE OF THE MORTGAGED PROPERTY WITH ENVIRONMENTAL LAWS. Indemnitor, for itself and its successors and assigns, hereby irrevocably (i) submits to the nonexclusive jurisdiction of the state and federal courts in Texas (ii) waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the laying of venue of any litigation arising out of or in connection with any Loan Document brought in the applicable court of Dallas County, Texas or in the United States District Court with jurisdiction over Dallas County, Texas; (iii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum; and (iv) agrees that any legal proceeding against any party to any Loan Document arising out of or in connection with any of the Loan Documents may be brought in one of the foregoing courts. Indemnitor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified herein. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Indemnitor or with respect to any of Indemnitor's property in courts in other jurisdictions. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Indemnitor acknowledges that these waivers are a material inducement to Lender's agreement to enter into agreements and obligations evidenced by the Loan Documents, that Lender has already relied on these waivers and will continue to rely on each of these waivers in related future dealings. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications or replacements in respect of the applicable Loan Document. In connection with any litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 9.5            Waiver of Acceptance. Indemnitor waives any acceptance of this Agreement by Lender.

Section 9.6            No Waiver. The failure of any party to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not be deemed to be a waiver thereof nor give rise to any estoppel against such party, nor excuse any of the parties from their obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law and/or equity, including actions for damages and/or specific performance.

Section 9.7            Time is of Essence. Time is of the essence in this Agreement with respect to all of the terms, conditions and covenants herein contained.

12

Section 9.8            Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive any exercise of any remedy by Lender under the Loan Documents, including foreclosure of the liens of the Loan Documents (or deed in lieu thereof), even if, as part of such foreclosure or deed in lieu of foreclosure, the Indebtedness is satisfied in full.

Section 9.9            NO ORAL AGREEMENTS. THIS ENVIRONMENTAL INDEMNITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions hereof and the other Loan Documents may be amended or waived only by an instrument in writing signed by Indemnitor and Lender.

Section 9.10        WAIVER OF RIGHT TO TRIAL BY JURY. INDEMNITOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR INDEMNITOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR INDEMNITOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 9.11        Joint and Several Liability. If Indemnitor consists of more than one Person, each shall be jointly and severally liable to perform the obligations of Indemnitor under this Agreement.

Section 9.12        Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.[SIGNATURE PAGE FOLLOWS]

13

EXECUTED to be effective as of the date first written above.

INDEMNITOR:

IREIT NEWINGTON FAIR, L.L.C.,
a Delaware limited liability company

By:      Inland Real Estate Income Trust, Inc.,
           a Maryland corporation,
           its sole member

          By: /s/ Roberta S. Matlin
          Name: Roberta S. Matlin

          Title: Vice President

STATE OF ILLINOIS )
)
COUNTY OF DUPAGE )

This instrument was ACKNOWLEDGED before me on December 27, 2012 by Roberta S. Matlin, as Vice President of Inland Real Estate Income Trust, Inc., a Maryland corporation, the sole member of IREIT NEWINGTON FAIR, L.L.C., a Delaware limited liability company, on behalf of said limited liability company.

[S E A L] /s/ Jeanette M. Ireland
Notary Public, State of Texas
My Commission Expires:
Jeanette M. Ireland
_____11/7/16_________________ Printed Name of Notary Public

List of Attachments:

Exhibit A – Description of Real Property

Exhibit B – Description of Environmental Reports

14

Exhibit A

Description of Real Property

All those certain pieces or parcels of land, with the buildings and improvements thereon, situated in the Town of Newington, County of Hartford and State of Connecticut, being shown as "Parcel 2" and "Parcel 3 & 4" on a certain survey entitled "ALTA/ACSM Land Title Survey Prepared for American National Insurance Co. and Newington-Berlin Retail, LLC 3475 Berlin Turnpike Newington, Connecticut Scale: Horz.: 1= 100' Proj. No.: 041106.A10 Date: 3/15/06", revised through 04/02/07, made by Fuss & O'Neill Inc., Consulting Engineers, which survey is on file in the Newington Land Records as Drawing Number 3680. Said premises are more particularly bounded and described as follows:

FIRST PIECE ("Parcel 2") - 3465 Berlin Turnpike:

Beginning at a point in the easterly street line of Masselli Road, being the most southwesterly corner of that certain parcel of land now or formerly owned by Agnes M. and Mary M. Pane, also being a northerly corner of the herein described Parcel 2;

Thence N 81° 02' 29" E, with the common line between said Pane Parcel and said Parcel 2, a distance of 371.22 feet to a point for corner in the west line of that certain parcel of land now or formerly owned by McBride Properties, Inc., and being the most northeasterly corner of said Parcel 2;

Thence, with the common line between said Parcel 2 and said McBride Properties, Inc. parcel, the following three courses and distances:

S 04° 33' 39" E, a distance of 74.76 feet to an angle point;

S 07° 48' 41" E, a distance of 76.32 feet to a point for corner;

N 81° 23' 38" E, a distance of 3.64 feet to a point in the southerly line of said McBride Properties, Inc., parcel being a northwest corner of that certain parcel of land now or formerly owned by American National Insurance Co.;

Thence along the common line between said Parcel 2 and said American National Insurance Co. parcel, the following three courses and distances:

S 07° 55' 27" E, a distance of 51.34 feet to an angle point;

S 08° 03' 45" E, a distance of 659.03 feet to a point for corner;

S 80° 59' 19" W, a distance of 50.00 feet to an angle point being a westerly corner of said American National Insurance Co. parcel, also being the northeasterly corner of that certain parcel of land now or formerly owned by First Brook Properties, LLC;

15

Thence with the common line between said Parcel 2 and said First Brook Properties, LLC parcel, the following three courses and distances:

S 80° 58' 47" W, a distance of 354.52 feet to an angle point;

S 79° 24' 15" W, a distance of 251.36 feet to an angle point;

S 80° 41' 32" W, a distance of 115.82 feet to a point for corner in the west line of that certain parcel of land now or formerly owned by the Willows Homeowners Association, Inc.

Thence N 09° 18' 28" W, with the common line between said Parcel 2 and said Willows Homeowners Association, Inc. parcel, a distance of 534.06 feet to a point for corner, also being a corner of that certain parcel of land now or formerly owned by Stella Kozakiewicz and Katherine Merlino Trustees;

Thence, with the common line between said Parcel 2 and said Stella Kozakiewicz and Katherine Merlino Trustees Parcel, the following three courses and distances:

N 79° 47' 56" E, a distance of 150,57 feet to a point for corner;

N 08° 15' 54" W, a distance of 407.23 feet to a point for corner;

N 81° 44' 54" E, a distance of 151.46 feet to a point for corner in the westerly street line of said Masselli Road;

Thence along the street line of said Masselli Road the following three courses and distances:

Following a curve to the left having a chord bearing of S 34° 41' 28" E, a chord distance of 118.96 feet, a radius of 64,99 feet, a delta of 132° 27' 50" to a point of tangency;

N 79° 04' 59" E, a distance of 61.05 feet to a point for corner;

N 10° 55' 04" W, a distance of 31.91 feet to the point and place of beginning.

SECOND PIECE ("Parcel 3 & 4") - 3563 Berlin Turnpike and 76 Rowley Street:

Beginning at a point located in the north street line of Rowley Street, being the most southeasterly corner of the herein described Parcel 3 and 4, from which a concrete monument found at the intersection of the north street line of Rowley Street with the west right of way line of the Berlin Turnpike State Route 5 and 15 bears N 80° 54' 23" E, a distance of 412.76 feet;

Thence S 80° 54' 23" W, with the north street line of Rowley Street, a distance of 357.34 feet to an iron pipe for the most southwesterly corner of the herein described Parcel 3 and 4;

Thence departing said Rowley Street, along the common line between said Parcel 3 and 4 and that certain parcel of land now or formerly owned by the Willows Homeowners Association, Inc., the following four courses and distances:

16

N 07° 44' 44" W, a distance of 162.84 feet to an angle point;

S 89° 54' 06" W, a distance of 155.88 feet to angle point;

N 87° 28' 22" W, a distance of 153.21 feet to an angle point;

N 09° 18' 28" W, a distance of 418.28 feet to a point being a corner in the southerly line of that certain parcel of land now or formerly owned by RK Newington, LLC;

Thence along the common line between said parcel 3 and 4, and said RK Newington, LLC parcel, the following three courses and distances:

N 80° 41' 32" E, a distance of 115.82 feet to an angle point;

N 79° 24' 15" E, a distance of 251.36 feet to an angle point

N 80° 58' 47" E, a distance of 354.52 feet to a corner for the most northeasterly corner of said herein described Parcel 3 and 4, also being a corner of that certain parcel of land now or formerly owned by American National Insurance Co.;

Thence along the common line between said Parcel 3 and 4 and that certain parcel of land now or formerly owned by American National Insurance Co., the following six courses and distances:

S 08° 49' 05" E, a distance of 220.24 feet to an angle point;

S 81° 10' 55" W, a distance of 40 feet to a railroad spike;

S 08° 49' 05" E, a distance of 167.00 feet to a railroad spike;

S 03° 17' 26" E, a distance of 124.58 feet to an angle point;

S 08° 49' 05" E, a distance of 110.39 feet to a point of curvature

Following a curve to the right having a chord bearing of S 10° 10' 08" W, a chord distance of 22.77 feet, a radius of 35.00 feet, a delta of 37° 58' 26", and an arc length of 23.20 feet to the point and place of beginning.

Together with the easements set forth in an Easements With Covenants And Restrictions Affecting Land ("ECR") by and between Sam's East, Inc. and Newington-Berlin Retail, LLC dated and recorded on April 19, 2007, in Volume 1932 at Page 669 of the Newington Land Records; as affected by a Supplemental Easements with Covenants and Restrictions Affecting Land by and between Newington-Berlin Retail, LLC and Newington Gross, LLC dated January 4, 2008, and recorded in Volume 1958 at Page 583 of the said Land Records.

17

Exhibit B

Description of Environmental Reports

Phase I Environmental Site Assessment dated June 26, 2012 prepared by CBRE, Inc.

18